EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS FOURTH QUARTER 2025 RESULTS
$215 million	$243 million	$0.72	$0.82
Net income	Operating net income[1]	Earnings per common share - diluted	Operating earnings per common share - diluted[1]
0

CEO Commentary
“Our fourth quarter performance marked a strong end to a tremendous year for Columbia, reflecting continued momentum across our businesses and our commitment to consistent, repeatable results,” said Clint Stein, President and CEO. “Our operating performance was supported by disciplined balance sheet management, new and expanding customer relationships, and the first full-quarter contribution from Pacific Premier. We remain on track for a seamless systems conversion later this quarter, which will enable us to fully realize deal-related cost savings and achieve a clean expense run rate by the third quarter. Investments made throughout 2025 strengthened our western footprint and enhanced our long-term earnings power, and we entered 2026 with healthy pipelines, solid capital generation, and a clear path to continued operational improvement, all in support of long-term value creation and ongoing capital return to our shareholders."
–Clint Stein, Chair, CEO & President of Columbia Banking System, Inc.

4Q25 HIGHLIGHTS (COMPARED TO 3Q25)

Net Interest Income and NIM	•Net interest income increased by $122 million from the prior quarter, due to two additional months operating as a combined company and lower interest expense due to favorable funding mix trends.
•Net interest margin was 4.06%, up 22 basis points from the prior quarter, due to a favorable funding mix shift following the reduction in higher-cost funding sources during the prior quarter. The net interest margin also was impacted by two additional months operating as a combined company in the current period.

Non-Interest Income and Expense
•Non-interest income increased by $13 million. Excluding the impact of fair value and hedges,[1] non-interest income increased by $16 million, due to two additional months operating as a combined company and an increase in customer fee income.

•Non-interest expense increased by $19 million, due to two additional months operating as a combined company, partially offset by lower merger expense.

Credit Quality	•Net charge-offs were 0.25% of average loans and leases (annualized), compared to 0.22% for the prior quarter.
•Provision expense was $23 million, compared to $70 million for the prior quarter, which was driven by the acquisition of Pacific Premier in the prior quarter.
•Non-performing assets to total assets was 0.30%, compared to 0.29% as of September 30, 2025.

Capital	•Estimated total risk-based capital ratio of 13.6% and estimated common equity tier 1 risk-based capital ratio of 11.8%.
•Declared a quarterly cash dividend of $0.37 per common share on November 14, 2025, which was paid December 15, 2025.
•Repurchased $100 million of common stock under our current repurchase plan.

Notable Items	•Executed three successful small business and retail campaigns during 2025, generating $1.3 billion in new deposits to the bank during the year. Our next campaign begins in February.

4Q25 KEY FINANCIAL DATA

PERFORMANCE METRICS	4Q25	3Q25	4Q24
Return on average assets	1.27%	0.67%	1.10%
Return on average common equity	10.92%	6.19%	10.91%
Return on average tangible common equity[1]	15.24%	8.58%	15.41%
Operating return on average assets[1]	1.44%	1.42%	1.15%
Operating return on average common equity[1]	12.34%	13.15%	11.40%
Operating return on average tangible common equity[1]	17.22%	18.24%	16.11%
Net interest margin	4.06%	3.84%	3.64%
Efficiency ratio	57.30%	67.29%	54.61%
Operating efficiency ratio, as adjusted [1]	51.39%	52.32%	52.51%

INCOME STATEMENT ($ in millions, excl. per share data)	4Q25	3Q25	4Q24
Net interest income	$627	$505	$437
Provision for credit losses	$23	$70	$28
Non-interest income	$90	$77	$50
Non-interest expense	$412	$393	$267
Pre-provision net revenue[1]	$305	$189	$220
Operating pre-provision net revenue[1]	$342	$270	$229
Earnings per common share - diluted	$0.72	$0.40	$0.68
Operating earnings per common share - diluted[1]	$0.82	$0.85	$0.71
Dividends paid per share	$0.37	$0.36	$0.36

BALANCE SHEET ($ in millions, excl. per share data)	4Q25	3Q25	4Q24
Total assets	$66,832	$67,496	$51,576
Loans and leases	$47,776	$48,462	$37,681
Deposits	$54,211	$55,771	$41,721
Book value per common share	$26.54	$26.04	$24.43
Tangible book value per common share[1]	$19.11	$18.57	$17.20
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Director of Investor Relations, 503-727-4100, jacquebohlen@columbiabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Organizational Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our") closed its acquisition of Pacific Premier Bancorp, Inc. ("Pacific Premier") on August 31, 2025, and integration efforts continue to progress smoothly. We remain on track to complete the systems conversion and branch consolidations during the first quarter of 2026. We continue to expect to realize all related cost savings by June 30, 2026.

The Columbia Board of Directors elected Clint Stein, President and Chief Executive Officer, to also serve as Chair of the Board, effective January 22, 2026, as previously announced. Maria Pope, the immediate past Chair of the Board, was also appointed, effective the same date, to serve as Lead Independent Director until the Company’s 2026 annual meeting of shareholders. Following the annual meeting, Luis Machuca, the current Chair of the Company’s Nominating and Governance Committee, will succeed Ms. Pope as Lead Independent Director. The Board’s actions reflect its confidence in Mr. Stein’s leadership and are intended to support continuity, accountability, and strong governance as Columbia executes on its long-term strategic priorities. “Clint has demonstrated steady, disciplined leadership and a clear strategic vision for Columbia,” said Ms. Pope. “Combining the roles of Chair and CEO at this time will enhance alignment between the Board and management, further strengthening our ability to deliver long-term value for shareholders while remaining firmly committed to strong, independent oversight."

Ivan Seda assumed the role of Executive Vice President, Chief Financial Officer, effective December 31, 2025, as previously announced. Mr. Seda joined Columbia in August 2025 as Executive Vice President, Deputy Chief Financial Officer, supporting a seamless leadership transition. “Ivan’s first five months with Columbia have already delivered meaningful contributions, and he has transitioned smoothly into his expanded role,” stated Mr. Stein. “Recent strategic actions, including our acquisition of Pacific Premier and ongoing balance sheet optimization, have positioned Columbia for an exciting future. We have the resources, talent, and vision to excel across every market we serve, and I am confident Ivan will play a key role in driving consistent, repeatable performance and long-term value creation for our shareholders.”

Net Interest Income
Net interest income was $627 million for the fourth quarter of 2025, up $122 million from the prior quarter. The increase largely reflects the impact of two additional months operating as a combined company in the current period. Lower interest expense due to a favorable shift in Columbia's funding mix during the prior quarter also contributed to the increase, as did an additional $5 million in interest income related to an accelerated loan repayment.

Columbia's net interest margin was 4.06% for the fourth quarter of 2025, up 22 basis points from the third quarter of 2025. Net interest margin benefited from lower funding costs, due to an increase in customer deposits and corresponding reduction in higher-cost funding sources during the third quarter. The net interest margin also was impacted by two additional months operating as a combined company, which includes an 8-basis point benefit related to the amortization of a premium on acquired time deposits, as described in the following paragraph, and a 3-basis point benefit related to an accelerated loan repayment.

The cost of interest-bearing deposits decreased 35 basis points from the prior quarter to 2.08% for the fourth quarter of 2025. The cost of interest-bearing deposits benefited from the amortization of a premium related to Pacific Premier's time deposits, which contributed $12 million to net interest income during the fourth quarter of 2025, compared to $4 million during the third quarter of 2025, favorably impacting deposit rates in each quarter. The premium was fully amortized as of December 31, 2025. Excluding this impact, the cost of interest-bearing deposits was 2.20% for the fourth quarter of 2025, compared to 2.09% for the month of December and 2.06% as of December 31, 2025. The declining cost of deposits reflects our proactive management of deposit rates ahead of and following reductions to the federal fund rates.

Columbia's cost of interest-bearing liabilities decreased 38 basis points from the prior quarter to 2.27% for the fourth quarter of 2025. Excluding the previously discussed premium amortization, the cost of interest-bearing liabilities was 2.38% for the fourth quarter of 2025, compared to 2.28% for both the month of December and as of December 31 2025. Please refer to the Q4 2025 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Non-interest Income
Non-interest income was $90 million for the fourth quarter of 2025, up $13 million from the prior quarter. Quarterly changes in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, which reflect interest rate fluctuations during the quarter, collectively resulted in a net fair value gain of $2 million for the fourth quarter, compared to a net fair value gain of $5 million for the third quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was $88 million2 for the fourth quarter of 2025, up $16 million between periods, as Pacific Premier contributed an additional $13 million to the quarter's run rate. Customer fee income, including swap and international banking revenue, drove the remainder of the increase.

Non-interest Expense
Non-interest expense was $412 million for the fourth quarter of 2025, up $19 million from the prior quarter, as two additional months operating as a combined company more than offset lower merger expense. Excluding merger and restructuring expense, exit and disposal costs, a $5 million reversal of prior FDIC assessment expense, and $4 million of other non-operating expense, as detailed in our non-GAAP disclosures, non-interest expense was $373 million2, up $66 million from the prior quarter, as Pacific Premier contributed an additional $62 million to the fourth quarter, as compared to the prior quarter's run rate. The Pacific Premier run rate includes deal-related cost savings. Other miscellaneous expenses, including marketing and software costs, contributed to the increase. Please refer to the Q4 2025 Earnings Presentation for additional expense details.

Balance Sheet
Total consolidated assets were $66.8 billion as of December 31, 2025, compared to $67.5 billion as of September 30, 2025. The decrease reflects balance sheet optimization activity and an accelerated level of loan repayments. Cash and cash equivalents were $2.4 billion as of December 31, 2025, compared to $2.3 billion as of September 30, 2025. Including secured off-balance sheet lines of credit, total available liquidity was $27.9 billion as of December 31, 2025, representing 42% of total assets, 51% of total deposits, and 141% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $11.1 billion as of December 31, 2025, compared to $11.0 billion as of September 30, 2025. The increase is due to the purchase of $246 million of investment securities, partially offset by paydowns. Please refer to the Q4 2025 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

Gross loans and leases were $47.8 billion as of December 31, 2025, compared to $48.5 billion as of September 30, 2025. The decrease reflects continued run-off in commercial development and below-market-rate transactional loans, as well as the sale of $45 million in acquired loans risk rated special mention. Commercial loans increased by 6% on an annualized basis relative to September 30, 2025, partially offsetting contraction in other portfolios. "Our ability to generate relationship-based commercial business was strengthened by the addition of bankers from Pacific Premier," commented Tory Nixon, President of Columbia Bank. "Loan origination volume increased 17% from the prior quarter, and full-year 2025 volume was up 22% compared to 2024, resulting in strong commercial loan growth, offset by the intentional reduction in transactional loan balances and elevated prepayment activity during the fourth quarter." Please refer to the Q4 2025 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to transactional loans.

Total deposits were $54.2 billion as of December 31, 2025, compared to $55.8 billion as of September 30, 2025. The decrease reflects an intentional reduction in brokered and select public deposits, as alternative funding sources offered a more attractive interest rate. Seasonal reductions in customer deposit balances also contributed to the quarter's decline. "Momentum from the third quarter's exceptional customer deposit growth carried into the fourth quarter," stated Mr. Nixon. "However, balances followed seasonal norms in December, declining in the latter part of the month, due to company distributions, tax payments, and other year-end payouts." We utilized borrowings, which were $3.2 billion as of December 31, 2025, compared to $2.3 billion as of September 30, 2025, to supplement funding needs. Please refer to the Q4 2025 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses ("ACL") was $485 million, or 1.02% of loans and leases, as of December 31, 2025, compared to $492 million, or 1.01% of loans and leases, as of September 30, 2025. The provision for credit losses was $23 million for the fourth quarter of 2025 and reflects loan portfolio runoff, credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Net charge-offs were 0.25% of average loans and leases (annualized) for the fourth quarter of 2025, compared to 0.22% for the third quarter of 2025. Net charge-offs in the FinPac portfolio were $14 million in the fourth quarter, compared to $16 million in the third quarter. Net charge-offs excluding the FinPac portfolio were $16 million in the fourth quarter, compared to $6 million in the third quarter. Non-performing assets were $200 million, or 0.30% of total assets, as of December 31, 2025, compared to $199 million, or 0.29% of total assets, as of September 30, 2025. Please refer to the Q4 2025 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $26.54 as of December 31, 2025, compared to $26.04 as of September 30, 2025. During the fourth quarter, Columbia repurchased 3.7 million common shares under its current repurchase plan at an average price of $27.07. Book value was also impacted by a favorable change in accumulated other comprehensive (loss) income ("AOCI") to $(233) million as of December 31, 2025, compared to $(268) million as of the prior quarter-end. The change in AOCI is due primarily to a decrease in the tax-effected net unrealized loss on available-for-sale securities to $199 million as of December 31, 2025, compared to $240 million as of September 30, 2025. Tangible book value per common share3 was $19.11 as of December 31, 2025, compared to $18.57 as of September 30, 2025.

Columbia's estimated total risk-based capital ratio was 13.6% and its estimated common equity tier 1 risk-based capital ratio was 11.8% as of December 31, 2025, compared to 13.4% and 11.6%, respectively, as of September 30, 2025. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2025 are estimates, pending completion and filing of Columbia's regulatory reports.

Earnings Presentation and Conference Call Information
Columbia's Q4 2025 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its fourth quarter 2025 earnings conference call on January 22, 2025 at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its fourth quarter 2025 financial results. Participants may join the audiocast or register for the call using the link below to receive dial-in details and their own unique PINs. It is recommended you join 10 minutes prior to the start time.

Join the audiocast: https://edge.media-server.com/mmc/p/r4vb6kw9/
Register for the call: https://register-conf.media-server.com/register/BIea441cbeb5cf482194e96ffe3b448071
Access the replay through Columbia's investor relations page: https://www.columbiabankingsystem.com/news-market-data/event-calendar/default.aspx

About Columbia Banking System, Inc.
Columbia Banking System, Inc. (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Columbia Bank, an award-winning western U.S. regional bank. Columbia Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with offices in Arizona, California, Colorado, Idaho, Nevada, Oregon, Texas, Utah, and Washington. Columbia Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking, Small Business Administration lending, institutional and corporate banking, and equipment leasing. Columbia Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management. Learn more at www.columbiabankingsystem.com.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; risks related to our acquisition of Pacific Premier (the "Transaction"), including, among others, (i) diversion of management’s attention from ongoing business operations and opportunities, (ii) cost savings and any revenue or expense synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized, (iii) deposit attrition, customer or employee loss, and/or revenue loss as a result of the Transaction, and (iv) shareholder litigation that could negatively impact our business and operations; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking and state regulations), and other factors deemed relevant by Columbia's Board of Directors.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in millions, shares in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$722	$619	$564	$553	$572	17%	26%
Interest and dividends on investments:
Taxable	102	89	80	69	75	15%	36%
Exempt from federal income tax	12	8	7	7	7	50%	71%
Dividends	3	4	3	3	3	(25)%	—%
Temporary investments and interest bearing deposits	19	20	16	16	19	(5)%	—%
Total interest income	858	740	670	648	676	16%	27%
Interest expense:
Deposits	195	195	180	177	189	—%	3%
Securities sold under agreement to repurchase and federal funds purchased	1	1	1	1	1	—%	—%
Borrowings	27	30	35	36	40	(10)%	(33)%
Junior and other subordinated debentures	8	9	8	9	9	(11)%	(11)%
Total interest expense	231	235	224	223	239	(2)%	(3)%
Net interest income	627	505	446	425	437	24%	43%
Provision for credit losses	23	70	30	27	28	(67)%	(18)%
Non-interest income:
Service charges on deposits	24	21	20	19	18	14%	33%
Card-based fees	16	15	14	13	15	7%	7%
Financial services and trust revenue	15	9	6	5	5	67%	200%
Residential mortgage banking revenue, net	7	7	8	9	7	—%	—%
Gain (loss) on investment securities, net	2	2	—	2	(1)	—%	nm
Gain (loss) on loan and lease sales, net	1	—	—	—	(2)	nm	nm
Gain (loss) on loans held for investment, at fair value	—	4	—	7	(7)	(100)%	nm
BOLI income	9	6	5	5	5	50%	80%
Other income	16	13	12	6	10	23%	60%
Total non-interest income	90	77	65	66	50	17%	80%
Non-interest expense:
Salaries and employee benefits	201	171	155	145	142	18%	42%
Occupancy and equipment, net	67	54	47	48	47	24%	43%
Intangible amortization	42	31	26	28	29	35%	45%
FDIC assessments	4	8	8	8	8	(50)%	(50)%
Merger and restructuring expense	39	87	8	14	2	(55)%	nm
Legal settlement	—	—	—	55	—	nm	nm
Other expenses	59	42	34	42	39	40%	51%
Total non-interest expense	412	393	278	340	267	5%	54%
Income before provision for income taxes	282	119	203	124	192	137%	47%
Provision for income taxes	67	23	51	37	49	191%	37%
Net income	$215	$96	$152	$87	$143	124%	50%

Weighted average basic shares outstanding (in thousands)	295,376	237,838	209,125	208,800	208,548	24%	42%
Weighted average diluted shares outstanding (in thousands)	296,760	238,925	209,975	210,023	209,889	24%	41%
Earnings per common share – basic	$0.72	$0.40	$0.73	$0.41	$0.69	80%	4%
Earnings per common share – diluted	$0.72	$0.40	$0.73	$0.41	$0.68	80%	6%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Year Ended		% Change
($ in millions, shares in thousands)	Dec 31, 2025	Dec 31, 2024	Year over Year
Interest income:
Loans and leases	$2,458	$2,320	6%
Interest and dividends on investments:
Taxable	340	305	11%
Exempt from federal income tax	34	28	21%
Dividends	13	12	8%
Temporary investments and interest bearing deposits	71	90	(21)%
Total interest income	2,916	2,755	6%
Interest expense:
Deposits	747	803	(7)%
Securities sold under agreement to repurchase and federal funds purchased	4	5	(20)%
Borrowings	128	190	(33)%
Junior and other subordinated debentures	34	39	(13)%
Total interest expense	913	1,037	(12)%
Net interest income	2,003	1,718	17%
Provision for credit losses	150	106	42%
Non-interest income:
Service charges on deposits	84	72	17%
Card-based fees	58	57	2%
Financial services and trust revenue	35	20	75%
Residential mortgage banking revenue, net	31	24	29%
Gain on investment securities, net	6	—	nm
Gain (loss) on loan and lease sales, net	1	(3)	nm
Gain (loss) on loans held for investment, at fair value	11	(10)	nm
BOLI income	25	19	32%
Other income	47	32	47%
Total non-interest income	298	211	41%
Non-interest expense:
Salaries and employee benefits	672	589	14%
Occupancy and equipment, net	216	182	19%
Intangible amortization	127	119	7%
FDIC assessments	28	42	(33)%
Merger and restructuring expense	148	24	nm
Legal settlement	55	—	nm
Other expenses	177	148	20%
Total non-interest expense	1,423	1,104	29%
Income before provision for income taxes	728	719	1%
Provision for income taxes	178	185	(4)%
Net income	$550	$534	3%

Weighted average basic shares outstanding (in thousands)	238,022	208,463	14%
Weighted average diluted shares outstanding (in thousands)	239,121	209,337	14%
Earnings per common share – basic	$2.31	$2.56	(10)%
Earnings per common share – diluted	$2.30	$2.55	(10)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in millions, shares in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$511	$535	$608	$591	$497	(4)%	3%
Interest-bearing cash and temporary investments	1,869	1,808	1,334	1,481	1,381	3%	35%
Investment securities:
Equity and other, at fair value	113	112	93	92	78	1%	45%
Available for sale, at fair value	11,112	11,013	8,653	8,229	8,275	1%	34%
Held to maturity, at amortized cost	18	18	2	2	2	—%	nm
Loans held for sale	262	340	66	65	72	(23)%	264%
Loans and leases	47,776	48,462	37,637	37,616	37,681	(1)%	27%
Allowance for credit losses on loans and leases	(466)	(473)	(421)	(421)	(425)	(1)%	10%
Net loans and leases	47,310	47,989	37,216	37,195	37,256	(1)%	27%
Restricted equity securities	159	119	161	125	150	34%	6%
Premises and equipment, net	422	416	357	345	349	1%	21%
Goodwill	1,482	1,481	1,029	1,029	1,029	—%	44%
Other intangible assets, net	712	754	430	456	484	(6)%	47%
Bank-owned life insurance	1,218	1,199	705	701	694	2%	76%
Other assets	1,644	1,712	1,247	1,208	1,309	(4)%	26%
Total assets	$66,832	$67,496	$51,901	$51,519	$51,576	(1)%	30%
Liabilities:
Deposits
Non-interest-bearing	$17,419	$17,810	$13,220	$13,414	$13,308	(2)%	31%
Interest-bearing	36,792	37,961	28,523	28,804	28,413	(3)%	29%
Total deposits	54,211	55,771	41,743	42,218	41,721	(3)%	30%
Securities sold under agreements to repurchase	207	167	191	192	237	24%	(13)%
Borrowings	3,200	2,300	3,350	2,550	3,100	39%	3%
Junior subordinated debentures, at fair value	338	331	323	321	331	2%	2%
Junior and other subordinated debentures, at amortized cost	97	107	108	108	108	(9)%	(10)%
Other liabilities	939	1,030	844	892	961	(9)%	(2)%
Total liabilities	58,992	59,706	46,559	46,281	46,458	(1)%	27%
Shareholders' equity:
Common stock	8,099	8,189	5,826	5,823	5,817	(1)%	39%
Accumulated deficit	(26)	(131)	(151)	(227)	(237)	(80)%	(89)%
Accumulated other comprehensive loss	(233)	(268)	(333)	(358)	(462)	(13)%	(50)%
Total shareholders' equity	7,840	7,790	5,342	5,238	5,118	1%	53%
Total liabilities and shareholders' equity	$66,832	$67,496	$51,901	$51,519	$51,576	(1)%	30%

Common shares outstanding at period end (in thousands)	295,422	299,147	210,213	210,112	209,536	(1)%	41%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.37	$0.36	$0.36	$0.36	$0.36	3%	3%
Book value	$26.54	$26.04	$25.41	$24.93	$24.43	2%	9%
Tangible book value (1)	$19.11	$18.57	$18.47	$17.86	$17.20	3%	11%

Performance Ratios:
Efficiency ratio (2)	57.30%	67.29%	54.29%	69.06%	54.61%	(9.99)	2.69
Non-interest expense to average assets (1)	2.44%	2.74%	2.16%	2.68%	2.06%	(0.30)	0.38
Return on average assets ("ROAA")	1.27%	0.67%	1.19%	0.68%	1.10%	0.60	0.17
Pre-provision net revenue ("PPNR") ROAA (1)	1.80%	1.32%	1.81%	1.19%	1.70%	0.48	0.10
Return on average common equity	10.92%	6.19%	11.56%	6.73%	10.91%	4.73	0.01
Return on average tangible common equity (1)	15.24%	8.58%	16.03%	9.45%	15.41%	6.66	(0.17)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	51.39%	52.32%	51.79%	55.11%	52.51%	(0.93)	(1.12)
Operating non-interest expense to average assets (1)	2.20%	2.14%	2.10%	2.13%	2.03%	0.06	0.17
Operating ROAA (1)	1.44%	1.42%	1.25%	1.10%	1.15%	0.02	0.29
Operating PPNR ROAA (1)	2.02%	1.89%	1.88%	1.67%	1.77%	0.13	0.25
Operating return on average common equity (1)	12.34%	13.15%	12.16%	10.87%	11.40%	(0.81)	0.94
Operating return on average tangible common equity (1)	17.22%	18.24%	16.85%	15.26%	16.11%	(1.02)	1.11

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.92%	5.96%	6.00%	5.92%	6.05%	(0.04)	(0.13)
Yield on earning assets (2)	5.55%	5.62%	5.62%	5.49%	5.63%	(0.07)	(0.08)
Cost of interest bearing deposits	2.08%	2.43%	2.52%	2.52%	2.66%	(0.35)	(0.58)
Cost of interest bearing liabilities	2.27%	2.65%	2.78%	2.80%	2.98%	(0.38)	(0.71)
Cost of total deposits	1.40%	1.66%	1.73%	1.72%	1.80%	(0.26)	(0.40)
Cost of total funding (3)	1.57%	1.87%	1.98%	1.99%	2.09%	(0.30)	(0.52)
Net interest margin (2)	4.06%	3.84%	3.75%	3.60%	3.64%	0.22	0.42
Average interest bearing cash / Average interest earning assets	3.12%	3.41%	2.97%	3.13%	3.29%	(0.29)	(0.17)
Average loans and leases / Average interest earning assets	78.12%	78.39%	78.64%	78.93%	78.42%	(0.27)	(0.30)
Average loans and leases / Average total deposits	87.34%	88.39%	90.07%	90.36%	89.77%	(1.05)	(2.43)
Average non-interest bearing deposits / Average total deposits	32.45%	31.41%	31.39%	31.75%	32.45%	1.04	—
Average total deposits / Average total funding (3)	94.52%	93.47%	91.92%	91.86%	91.88%	1.05	2.64

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.41%	0.40%	0.47%	0.47%	0.44%	0.01	(0.03)
Non-performing assets to total assets	0.30%	0.29%	0.35%	0.35%	0.33%	0.01	(0.03)
Allowance for credit losses to loans and leases	1.02%	1.01%	1.17%	1.17%	1.17%	0.01	(0.15)
Total risk-based capital ratio (4)	13.6%	13.4%	13.0%	12.9%	12.8%	0.20	0.80
Common equity tier 1 risk-based capital ratio (4)	11.8%	11.6%	10.8%	10.6%	10.5%	0.20	1.30

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = total deposits + total borrowings.
(4) Estimated holding company ratios.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Year Ended		% Change
	Dec 31, 2025	Dec 31, 2024	Year over Year
Per Common Share Data:
Dividends	$1.45	$1.44	0.69%

Performance Ratios:
Efficiency ratio (2)	61.68%	57.14%	4.54
Non-interest expense to average assets (1)	2.51%	2.13%	0.38
Return on average assets	0.97%	1.03%	(0.06)
PPNR ROAA (1)	1.55%	1.59%	(0.04)
Return on average common equity	8.98%	10.55%	(1.57)
Return on average tangible common equity (1)	12.51%	15.31%	(2.80)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	52.54%	54.22%	(1.68)
Operating non-interest expense to average assets (1)	2.15%	2.06%	0.09
Operating ROAA (1)	1.31%	1.09%	0.22
Operating PPNR ROAA (1)	1.88%	1.68%	0.20
Operating return on average common equity (1)	12.18%	11.23%	0.95
Operating return on average tangible common equity (1)	16.97%	16.30%	0.67

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.95%	6.15%	(0.20)
Yield on earning assets (2)	5.57%	5.73%	(0.16)
Cost of interest bearing deposits	2.36%	2.87%	(0.51)
Cost of interest bearing liabilities	2.61%	3.21%	(0.60)
Cost of total deposits	1.61%	1.93%	(0.32)
Cost of total funding (3)	1.83%	2.26%	(0.43)
Net interest margin (2)	3.83%	3.57%	0.26
Average interest bearing cash / Average interest earning assets	3.16%	3.53%	(0.37)
Average loans and leases / Average interest earning assets	78.49%	78.12%	0.37
Average loans and leases / Average total deposits	88.89%	90.30%	(1.41)
Average non-interest bearing deposits / Average total deposits	31.79%	32.70%	(0.91)
Average total deposits / Average total funding (3)	93.07%	90.59%	2.48

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	% Change
($ in millions)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term	$8,206	$8,444	$6,190	$6,179	$6,278	(3)%	31%
Owner occupied term	7,314	7,361	5,320	5,303	5,270	(1)%	39%
Multifamily	10,281	10,377	5,735	5,831	5,804	(1)%	77%
Construction & development	1,707	2,071	2,070	2,071	1,983	(18)%	(14)%
Residential development	362	367	286	252	232	(1)%	56%
Commercial:
Term	6,713	6,590	5,353	5,490	5,538	2%	21%
Lines of credit & other	3,643	3,582	2,951	2,754	2,770	2%	32%
Leases & equipment finance	1,599	1,614	1,641	1,644	1,661	(1)%	(4)%
Residential:
Mortgage	5,624	5,722	5,830	5,878	5,933	(2)%	(5)%
Home equity loans & lines	2,149	2,153	2,083	2,039	2,032	—%	6%
Consumer & other	178	181	178	175	180	(2)%	(1)%
Total loans and leases, net of deferred fees and costs	$47,776	$48,462	$37,637	$37,616	$37,681	(1)%	27%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term	17%	18%	16%	16%	17%
Owner occupied term	15%	15%	14%	14%	14%
Multifamily	22%	21%	15%	15%	15%
Construction & development	4%	4%	6%	6%	5%
Residential development	1%	1%	1%	1%	1%
Commercial:
Term	14%	14%	14%	15%	15%
Lines of credit & other	8%	7%	8%	7%	7%
Leases & equipment finance	3%	3%	4%	4%	4%
Residential:
Mortgage	12%	12%	15%	16%	16%
Home equity loans & lines	4%	4%	6%	5%	5%
Consumer & other	—%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	% Change
($ in millions)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$17,419	$17,810	$13,220	$13,414	$13,308	(2)%	31%
Demand, interest bearing	10,763	11,675	8,335	8,494	8,476	(8)%	27%
Money market	17,013	16,816	11,694	11,971	11,475	1%	48%
Savings	2,442	2,504	2,276	2,337	2,360	(2)%	3%
Time	6,574	6,966	6,218	6,002	6,102	(6)%	8%
Total	$54,211	$55,771	$41,743	$42,218	$41,721	(3)%	30%

Total core deposits (1)	$50,174	$51,535	$37,294	$38,079	$37,488	(3)%	34%

Deposit mix:
Demand, non-interest bearing	32%	32%	32%	32%	32%
Demand, interest bearing	20%	21%	20%	20%	20%
Money market	31%	30%	28%	28%	27%
Savings	5%	5%	5%	6%	6%
Time	12%	12%	15%	14%	15%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in millions)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate	$50	$53	$31	$42	$39	(6)%	28%
Commercial	66	67	67	80	57	(1)%	16%
Total loans and leases on non-accrual status	116	120	98	122	96	(3)%	21%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate	2	—	—	—	—	nm	nm
Commercial	8	5	5	—	5	60%	60%
Residential (2)	72	71	74	53	66	1%	9%
Total loans and leases past due 90+ days and accruing (2)	82	76	79	53	71	8%	15%
Total non-performing loans and leases (1), (2)	198	196	177	175	167	1%	19%
Other real estate owned	2	3	3	3	3	(33)%	(33)%
Total non-performing assets (1), (2)	$200	$199	$180	$178	$170	1%	18%

Loans and leases past due 31-89 days	$94	$85	$142	$158	$105	11%	(10)%
Loans and leases past due 31-89 days to total loans and leases	0.20%	0.18%	0.38%	0.42%	0.28%	0.02	(0.08)
Non-performing loans and leases to total loans and leases (1), (2)	0.41%	0.40%	0.47%	0.47%	0.44%	0.01	(0.03)
Non-performing assets to total assets (1), (2)	0.30%	0.29%	0.35%	0.35%	0.33%	0.01	(0.03)
Non-accrual loans and leases to total loan and leases (2)	0.24%	0.25%	0.26%	0.33%	0.26%	(0.01)	(0.02)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Non-accrual and 90+ days past due loans include government guarantees of $79 million, $70 million, $68 million, $67 million, and $74 million at December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

(2) Excludes certain mortgage loans guaranteed by GNMA, which Columbia has the unilateral right to repurchase but has not done so, totaling $3 million, $2 million, $2 million, $3 million, and $2 million at December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in millions)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$473	$421	$421	$425	$420	12%	13%
Initial ACL recorded for PCD loans acquired during the period	—	5	—	—	—	(100)%	nm
Provision for credit losses on loans and leases	23	69	29	26	30	(67)%	(23)%
Charge-offs
Commercial real estate	(8)	(3)	—	—	(3)	167%	167%
Commercial	(23)	(22)	(33)	(33)	(26)	5%	(12)%
Residential	(1)	—	—	(1)	—	nm	nm
Consumer & other	(1)	(2)	(1)	(1)	(1)	(50)%	0%
Total charge-offs	(33)	(27)	(34)	(35)	(30)	22%	10%
Recoveries
Commercial	3	4	5	4	4	(25)%	(25)%
Consumer & other	—	1	—	1	1	(100)%	(100)%
Total recoveries	3	5	5	5	5	(40)%	(40)%
Net (charge-offs) recoveries
Commercial real estate	(8)	(3)	—	—	(3)	167%	167%
Commercial	(20)	(18)	(28)	(29)	(22)	11%	(9)%
Residential	(1)	—	—	(1)	—	nm	nm
Consumer & other	(1)	(1)	(1)	—	—	0%	nm
Total net charge-offs	(30)	(22)	(29)	(30)	(25)	36%	20%
Balance, end of period	$466	$473	$421	$421	$425	(1)%	10%
Reserve for unfunded commitments
Balance, beginning of period	$19	$18	$17	$16	$18	6%	6%
Provision (recapture) for credit losses on unfunded commitments	—	1	1	1	(2)	(100)%	nm
Balance, end of period	19	19	18	17	16	0%	19%
Total Allowance for credit losses (ACL)	$485	$492	$439	$438	$441	(1)%	10%

Net charge-offs to average loans and leases (annualized)	0.25%	0.22%	0.31%	0.32%	0.27%	0.03	(0.02)
Recoveries to gross charge-offs	9.09%	18.52%	15.19%	14.05%	15.23%	(9.43)	(6.14)
ACLLL to loans and leases	0.98%	0.98%	1.12%	1.12%	1.13%	—	(0.15)
ACL to loans and leases	1.02%	1.01%	1.17%	1.17%	1.17%	0.01	(0.15)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Year Ended		% Change
($ in millions)	Dec 31, 2025	Dec 31, 2024	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$425	$441	(4)%
Initial ACL recorded for PCD loans acquired during the period	5	—	nm
Provision for credit losses on loans and leases	147	113	30%
Charge-offs
Commercial real estate	(11)	(4)	175%
Commercial	(111)	(139)	(20)%
Residential	(2)	(2)	0%
Consumer & other	(5)	(6)	(17)%
Total charge-offs	(129)	(151)	(15)%
Recoveries
Commercial real estate	—	1	(100)%
Commercial	16	18	(11)%
Residential	—	1	(100)%
Consumer & other	2	2	0%
Total recoveries	18	22	(18)%
Net (charge-offs) recoveries
Commercial real estate	(11)	(3)	267%
Commercial	(95)	(121)	(21)%
Residential	(2)	(1)	100%
Consumer & other	(3)	(4)	(25)%
Total net charge-offs	(111)	(129)	(14)%
Balance, end of period	$466	$425	10%
Reserve for unfunded commitments
Balance, beginning of period	$16	$23	(30)%
Provision (recapture) for credit losses on unfunded commitments	3	(7)	nm
Balance, end of period	19	16	19%
Total Allowance for credit losses (ACL)	$485	$441	10%

Net charge-offs to average loans and leases (annualized)	0.27%	0.34%	(0.07)
Recoveries to gross charge-offs	13.95%	14.54%	(0.59)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	December 31, 2025			September 30, 2025			December 31, 2024
($ in millions)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$306	$5	5.51%	$80	$1	7.14%	$77	$1	6.35%
Loans and leases (1)	48,186	717	5.92%	41,164	618	5.96%	37,539	571	6.05%
Taxable securities	9,996	105	4.23%	8,523	93	4.35%	7,851	78	3.97%
Non-taxable securities (2)	1,268	14	4.53%	950	10	4.26%	831	8	3.80%
Temporary investments and interest-bearing cash	1,923	19	3.82%	1,793	20	4.40%	1,573	19	4.80%
Total interest-earning assets (1), (2)	61,679	$860	5.55%	52,510	$742	5.62%	47,871	$677	5.63%
Goodwill and other intangible assets	2,217			1,719			1,528
Other assets	3,218			2,594			2,189
Total assets	$67,114			$56,823			$51,588
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$11,052	$51	1.81%	$9,630	$53	2.17%	$8,563	$52	2.43%
Money market deposits	17,010	94	2.22%	13,476	83	2.46%	11,441	73	2.53%
Savings deposits	2,463	1	0.12%	2,358	1	0.16%	2,393	1	0.11%
Time deposits	6,741	49	2.88%	6,481	58	3.57%	5,849	63	4.30%
Total interest-bearing deposits	37,266	195	2.08%	31,945	195	2.43%	28,246	189	2.66%
Repurchase agreements and federal funds purchased	184	1	2.16%	176	1	2.15%	198	1	1.95%
Borrowings	2,581	27	4.20%	2,648	30	4.54%	3,076	40	5.16%
Junior and other subordinated debentures	436	8	7.53%	430	9	7.99%	420	9	8.81%
Total interest-bearing liabilities	40,467	$231	2.27%	35,199	$235	2.65%	31,940	$239	2.98%
Non-interest-bearing deposits	17,902			14,627			13,569
Other liabilities	931			840			853
Total liabilities	59,300			50,666			46,362
Common equity	7,814			6,157			5,226
Total liabilities and shareholders' equity	$67,114			$56,823			$51,588
NET INTEREST INCOME (2)		$629			$507			$438
NET INTEREST SPREAD (2)			3.28%			2.97%			2.65%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			4.06%			3.84%			3.64%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $2 million for the three months ended December 31, 2025, as compared to $2 million for the three months ended September 30, 2025 and $1 million for the three months ended December 31, 2024.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Year Ended
	December 31, 2025			December 31, 2024
($ in millions)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$129	$8	5.98%	$69	$4	6.50%
Loans and leases (1)	41,198	2,450	5.95%	37,585	2,316	6.15%
Taxable securities	8,543	353	4.14%	7,929	317	4.00%
Non-taxable securities (2)	960	40	4.20%	834	32	3.78%
Temporary investments and interest-bearing cash	1,659	71	4.26%	1,696	90	5.32%
Total interest-earning assets (1), (2)	52,489	$2,922	5.57%	48,113	$2,759	5.73%
Goodwill and other intangible assets	1,729			1,574
Other assets	2,561			2,228
Total assets	$56,779			$51,915
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$9,391	$198	2.11%	$8,266	$215	2.60%
Money market deposits	13,483	319	2.37%	10,998	300	2.73%
Savings deposits	2,365	3	0.13%	2,529	3	0.13%
Time deposits	6,373	227	3.56%	6,220	285	4.58%
Total interest-bearing deposits	31,612	747	2.36%	28,013	803	2.87%
Repurchase agreements and federal funds purchased	190	4	2.11%	212	5	2.30%
Borrowings	2,830	128	4.53%	3,692	190	5.15%
Junior and other subordinated debentures	433	34	7.87%	419	39	9.28%
Total interest-bearing liabilities	35,065	$913	2.61%	32,336	$1,037	3.21%
Non-interest-bearing deposits	14,735			13,609
Other liabilities	853			910
Total liabilities	50,653			46,855
Common equity	6,126			5,060
Total liabilities and shareholders' equity	$56,779			$51,915
NET INTEREST INCOME (2)		$2,009			$1,722
NET INTEREST SPREAD (2)			2.96%			2.52%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.83%			3.57%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $6 million for the year ended December 31, 2025, as compared to $4 million for the year ended December 31, 2024.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					%
($ in millions)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$5	$5	$5	$4	$5	—%	—%
Servicing	6	5	6	6	6	20%	—%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3)	(3)	(3)	(3)	(3)	—%	—%
Changes due to valuation inputs or assumptions	(1)	—	(2)	(1)	7	nm	(114)%
MSR hedge gain (loss)	—	—	2	3	(8)	nm	nm
Total	$7	$7	$8	$9	$7	—%	—%

Closed loan volume for sale	$176	$166	$164	$136	$175	6%	1%
Gain on sale margin	2.84%	3.01%	2.77%	3.23%	2.58%	-0.17	0.26

Residential mortgage servicing rights:
Balance, beginning of period	$101	$103	$106	$108	$102	(2)%	(1)%
Additions for new MSR capitalized	2	1	2	2	2	100%	—%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3)	(3)	(3)	(3)	(3)	—%	—%
Changes due to valuation inputs or assumptions	(1)	—	(2)	(1)	7	nm	(114)%
Balance, end of period	$99	$101	$103	$106	$108	(2)%	(8)%

Residential mortgage loans serviced for others	$7,755	$7,797	$7,852	$7,888	$7,939	(1)%	(2)%
MSR as % of serviced portfolio	1.28%	1.30%	1.31%	1.34%	1.36%	(0.02)	(0.08)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Year Ended		% Change
($ in millions)	Dec 31, 2025	Dec 31, 2024	Year over Year
Residential mortgage banking revenue:
Origination and sale	$19	$16	19%
Servicing	23	24	(4)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(12)	(12)	0%
Changes due to valuation inputs or assumptions	(4)	5	(180)%
MSR hedge gain (loss)	5	(9)	nm
Total	$31	$24	29%

Closed loan volume for sale	$642	$564	14%
Gain on sale margin	2.96%	2.86%	0.10

Residential mortgage servicing rights:
Balance, beginning of period	$108	$109	(1)%
Additions for new MSR capitalized	7	6	17%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(12)	(12)	0%
Changes due to valuation inputs or assumptions	(4)	5	(180)%
Balance, end of period	$99	$108	(8)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
Tangible Capital, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions, except per-share data)		Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Total shareholders' equity	a	$7,840	$7,790	$5,342	$5,238	$5,118	1%	53%
Less: Goodwill		1,482	1,481	1,029	1,029	1,029	—%	44%
Less: Other intangible assets, net		712	754	430	456	484	(6)%	47%
Tangible common shareholders' equity	b	$5,646	$5,555	$3,883	$3,753	$3,605	2%	57%

Total assets	c	$66,832	$67,496	$51,901	$51,519	$51,576	(1)%	30%
Less: Goodwill		1,482	1,481	1,029	1,029	1,029	—%	44%
Less: Other intangible assets, net		712	754	430	456	484	(6)%	47%
Tangible assets	d	$64,638	$65,261	$50,442	$50,034	$50,063	(1)%	29%
Common shares outstanding at period end (in thousands)	e	295,422	299,147	210,213	210,112	209,536	(1)%	41%

Total shareholders' equity to total assets ratio	a / c	11.73%	11.54%	10.29%	10.17%	9.92%	0.19	1.81
Tangible common equity to tangible assets ratio	b / d	8.73%	8.51%	7.70%	7.50%	7.20%	0.22	1.53
Book value per common share	a / e	$26.54	$26.04	$25.41	$24.93	$24.43	2%	9%
Tangible book value per common share	b / e	$19.11	$18.57	$18.47	$17.86	$17.20	3%	11%

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions)		Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain (loss) on investment securities, net		$2	$2	$—	$2	$(1)	—%	nm
Gain (loss) on swap derivatives		1	(1)	(1)	(1)	3	nm	(67)%
Gain (loss) on loans held for investment, at fair value		—	4	—	7	(7)	(100)%	nm
Change in fair value of MSR due to valuation inputs or assumptions		(1)	—	(2)	(1)	7	nm	(114)%
MSR hedge gain (loss)		—	—	2	3	(8)	nm	nm
Total non-interest income adjustments	a	$2	$5	$(1)	$10	$(6)	(60)%	nm

Non-Interest Expense Adjustments
Merger and restructuring expense		$39	$87	$8	$14	$2	(55)%	nm
Exit and disposal costs		1	—	—	1	1	nm	—%
FDIC special assessment		(5)	(1)	—	—	—	400%	nm
Legal settlement and other non-operating expense		4	—	—	55	—	nm	nm
Total non-interest expense adjustments	b	$39	$86	$8	$70	$3	(55)%	nm

Net interest income	c	$627	$505	$446	$425	$437	24%	43%

Non-interest income (GAAP)	d	$90	$77	$65	$66	$50	17%	80%
Less: Non-interest income adjustments	a	(2)	(5)	1	(10)	6	(60)%	(133)%
Operating non-interest income (non-GAAP)	e	$88	$72	$66	$56	$56	22%	57%

Revenue (GAAP)	f=c+d	$717	$582	$511	$491	$487	23%	47%
Operating revenue (non-GAAP)	g=c+e	$715	$577	$512	$481	$493	24%	45%

Non-interest expense (GAAP)	h	$412	$393	$278	$340	$267	5%	54%
Less: Non-interest expense adjustments	b	(39)	(86)	(8)	(70)	(3)	(55)%	nm
Operating non-interest expense (non-GAAP)	i	$373	$307	$270	$270	$264	21%	41%

Net income (GAAP)	j	$215	$96	$152	$87	$143	124%	50%
Provision for income taxes		67	23	51	37	49	191%	37%
Income before provision for income taxes		282	119	203	124	192	137%	47%
Provision for credit losses		23	70	30	27	28	(67)%	(18)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	305	189	233	151	220	61%	39%
Less: Non-interest income adjustments	a	(2)	(5)	1	(10)	6	(60)%	(133)%
Add: Non-interest expense adjustments	b	39	86	8	70	3	(55)%	nm
Operating PPNR (non-GAAP)	l	$342	$270	$242	$211	$229	27%	49%

Net income (GAAP)	j	$215	$96	$152	$87	$143	124%	50%
Acquisition-related provision expense		—	70	—	—	—	(100)%	nm
Less: Non-interest income adjustments	a	(2)	(5)	1	(10)	6	(60)%	(133)%
Add: Non-interest expense adjustments	b	39	86	8	70	3	(55)%	nm
Tax effect of adjustments		(9)	(43)	(1)	(8)	(2)	(79)%	350%
Operating net income (non-GAAP)	m	$243	$204	$160	$139	$150	19%	62%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions, shares in thousands)		Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Average assets	n	$67,114	$56,823	$51,552	$51,453	$51,588	18%	30%
Less: Average goodwill and other intangible assets, net		2,217	1,719	1,472	1,502	1,528	29%	45%
Average tangible assets	o	$64,897	$55,104	$50,080	$49,951	$50,060	18%	30%

Average common shareholders' equity	p	$7,814	$6,157	$5,287	$5,217	$5,226	27%	50%
Less: Average goodwill and other intangible assets, net		2,217	1,719	1,472	1,502	1,528	29%	45%
Average tangible common equity	q	$5,597	$4,438	$3,815	$3,715	$3,698	26%	51%

Weighted average basic shares outstanding (in thousands)	r	295,376	237,838	209,125	208,800	208,548	24%	42%
Weighted average diluted shares outstanding (in thousands)	s	296,760	238,925	209,975	210,023	209,889	24%	41%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$0.72	$0.40	$0.73	$0.41	$0.69	80%	4%
Earnings per share - diluted	j / s	$0.72	$0.40	$0.73	$0.41	$0.68	80%	6%
Efficiency ratio (1)	h / f	57.30%	67.29%	54.29%	69.06%	54.61%	(9.99)	2.69
Non-interest expense to average assets	h / n	2.44%	2.74%	2.16%	2.68%	2.06%	(0.30)	0.38
Return on average assets	j / n	1.27%	0.67%	1.19%	0.68%	1.10%	0.60	0.17
Return on average tangible assets	j / o	1.31%	0.69%	1.22%	0.70%	1.14%	0.62	0.17
PPNR return on average assets	k / n	1.80%	1.32%	1.81%	1.19%	1.70%	0.48	0.10
Return on average common equity	j / p	10.92%	6.19%	11.56%	6.73%	10.91%	4.73	0.01
Return on average tangible common equity	j / q	15.24%	8.58%	16.03%	9.45%	15.41%	6.66	(0.17)

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$0.82	$0.86	$0.77	$0.67	$0.72	(5)%	14%
Operating earnings per share - diluted	m / s	$0.82	$0.85	$0.76	$0.67	$0.71	(4)%	15%
Operating efficiency ratio, as adjusted (1)	u / y	51.39%	52.32%	51.79%	55.11%	52.51%	(0.93)	(1.12)
Operating non-interest expense to average assets	i / n	2.20%	2.14%	2.10%	2.13%	2.03%	0.06	0.17
Operating return on average assets	m / n	1.44%	1.42%	1.25%	1.10%	1.15%	0.02	0.29
Operating return on average tangible assets	m / o	1.49%	1.47%	1.28%	1.13%	1.19%	0.02	0.30
Operating PPNR return on average assets	l / n	2.02%	1.89%	1.88%	1.67%	1.77%	0.13	0.25
Operating return on average common equity	m / p	12.34%	13.15%	12.16%	10.87%	11.40%	(0.81)	0.94
Operating return on average tangible common equity	m / q	17.22%	18.24%	16.85%	15.26%	16.11%	(1.02)	1.11

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in millions)		Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$412	$393	$278	$340	$267	5%	54%
Less: Non-interest expense adjustments	b	(39)	(86)	(8)	(70)	(3)	(55)%	nm
Operating non-interest expense (non-GAAP)	i	373	307	270	270	264	21%	41%
Less: B&O taxes	t	(3)	(3)	(3)	(3)	(4)	—%	(25)%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$370	$304	$267	$267	$260	22%	42%

Net interest income (tax equivalent) (1)	v	$629	$507	$447	$426	$438	24%	44%
Non-interest income (GAAP)	d	90	77	65	66	50	17%	80%
Add: BOLI tax equivalent adjustment (1)	w	3	2	2	1	1	50%	200%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	722	586	514	493	489	23%	48%
Less: Non-interest income adjustments	a	(2)	(5)	1	(10)	6	(60)%	(133)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$720	$581	$515	$483	$495	24%	45%

Efficiency ratio (1)	h / f	57.30%	67.29%	54.29%	69.06%	54.61%	(9.99)	2.69
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	51.39%	52.32%	51.79%	55.11%	52.51%	(0.93)	(1.12)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Year Ended		% Change
($ in millions)		Dec 31, 2025	Dec 31, 2024	Year over Year
Non-Interest Income Adjustments
Gain on investment securities, net		$6	$—	nm
(Loss) gain on swap derivatives		(2)	1	(300)%
Gain (loss) on loans held for investment, at fair value		11	(10)	nm
Change in fair value of MSR due to valuation inputs or assumptions		(4)	5	(180)%
MSR hedge gain (loss)		5	(9)	nm
Total non-interest income adjustments	a	$16	$(13)	nm

Non-Interest Expense Adjustments
Merger and restructuring expense		$148	$24	nm
Exit and disposal costs		2	4	(50)%
FDIC special assessment		(6)	5	(220)%
Legal settlement and other non-operating expense		59	—	nm
Total non-interest expense adjustments	b	$203	$33	nm

Net interest income	c	$2,003	$1,718	17%

Non-interest income (GAAP)	d	$298	$211	41%
Less: Non-interest income adjustments	a	(16)	13	(223)%
Operating non-interest income (non-GAAP)	e	$282	$224	26%

Revenue (GAAP)	f=c+d	$2,301	$1,929	19%
Operating revenue (non-GAAP)	g=c+e	$2,285	$1,942	18%

Non-interest expense (GAAP)	h	$1,423	$1,104	29%
Less: Non-interest expense adjustments	b	(203)	(33)	nm
Operating non-interest expense (non-GAAP)	i	$1,220	$1,071	14%

Net income (GAAP)	j	$550	$534	3%
Provision for income taxes		178	185	(4)%
Income before provision for income taxes		728	719	1%
Provision for credit losses		150	106	42%
Pre-provision net revenue (PPNR) (non-GAAP)	k	878	825	6%
Less: Non-interest income adjustments	a	(16)	13	(223)%
Add: Non-interest expense adjustments	b	203	33	nm
Operating PPNR (non-GAAP)	l	$1,065	$871	22%

Net income (GAAP)	j	$550	$534	3%
Acquisition-related provision expense		70	—	nm
Less: Non-interest income adjustments	a	(16)	13	(223)%
Add: Non-interest expense adjustments	b	203	33	nm
Tax effect of adjustments		(61)	(12)	408%
Operating net income (non-GAAP)	m	$746	$568	31%
nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Year Ended		% Change
($ in millions, shares in thousands)		Dec 31, 2025	Dec 31, 2024	Year over Year
Average assets	n	$56,779	$51,915	9%
Less: Average goodwill and other intangible assets, net		1,729	1,574	10%
Average tangible assets	o	$55,050	$50,341	9%

Average common shareholders' equity	p	$6,126	$5,060	21%
Less: Average goodwill and other intangible assets, net		1,729	1,574	10%
Average tangible common equity	q	$4,397	$3,486	26%

Weighted average basic shares outstanding	r	238,022	208,463	14%
Weighted average diluted shares outstanding	s	239,121	209,337	14%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$2.31	$2.56	(10)%
Earnings per share - diluted	j / s	$2.30	$2.55	(10)%
Efficiency ratio (1)	h / f	61.68%	57.14%	4.54
Non-interest expense to average assets	h/n	2.51%	2.13%	0.38
Return on average assets	j / n	0.97%	1.03%	(0.06)
Return on average tangible assets	j / o	1.00%	1.06%	(0.06)
PPNR return on average assets	k/n	1.55%	1.59%	(0.04)
Return on average common equity	j / p	8.98%	10.55%	(1.57)
Return on average tangible common equity	j / q	12.51%	15.31%	(2.80)

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$3.13	$2.73	15%
Operating earnings per share - diluted	m / s	$3.12	$2.71	15%
Operating efficiency ratio, as adjusted (1)	u / y	52.54%	54.22%	(1.68)
Operating non-interest expense to average assets	i/n	2.15%	2.06%	0.09
Operating return on average assets	m / n	1.31%	1.09%	0.22
Operating return on average tangible assets	m / o	1.36%	1.13%	0.23
Operating PPNR return on average assets	l / n	1.88%	1.68%	0.20
Operating return on average common equity	m / p	12.18%	11.23%	0.95
Operating return on average tangible common equity	m / q	16.97%	16.30%	0.67

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Fourth Quarter 2025 Results
January 22, 2026

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Year Ended		% change
($ in millions)		Dec 31, 2025	Dec 31, 2024	Year over Year
Non-interest expense (GAAP)	h	$1,423	$1,104	29%
Less: Non-interest expense adjustments	b	(203)	(33)	nm
Operating non-interest expense (non-GAAP)	i	1,220	1,071	14%
Less: B&O taxes	t	(12)	(13)	(8)%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$1,208	$1,058	14%

Net interest income (tax equivalent) (1)	v	$2,009	$1,722	17%
Non-interest income (GAAP)	d	298	211	41%
Add: BOLI tax equivalent adjustment (1)	w	8	6	33%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	2,315	1,939	19%
Less: Non-interest income adjustments	a	(16)	13	(223)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$2,299	$1,952	18%

Efficiency ratio (1)	h /f	61.68%	57.14%	4.54
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	52.54%	54.22%	(1.68)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.